Exhibit 10.27.4


                                LICENSE AGREEMENT


                  LICENSE AGREEMENT, dated as of October 3, 2002 among ISKO DOKUMA ISLETMELERI SANAYI VE TICARET A.S. ("Isko"), a corporation organized under the laws of Turkey, CONE MILLS CORPORATION ("Cone"), a corporation organized under the laws of the State of North Carolina, United States of America, and ISKONE DENIM PAZARLAMA A.S. (the "Licensee"), a corporation organized under the laws of Turkey.

                                    RECITALS

                  A. Isko and Cone have established a joint venture to sell denim fabrics to Levi Strauss Europe or its 100% owned subsidiaries ("LSE") for Levi's(R) 501(R) jeans, such fabrics to be marketed to LSE by Cone and produced by Isko upon orders allocated by Cone and accepted by Isko (the "Project").

                  B. The Licensee has been formed and organized by Isko and Cone for the purpose of carrying out the Project, and Isko and Cone own 49% and 51%, of the capital stock of the Licensee, respectively.

                  C. Isko and Cone have entered into a Joint Venture Agreement, dated as of June 17, 2002 (as the same may from time to time be amended or extended, the "Joint Venture Agreement"), between Isko and Cone, setting forth their agreement as to the management of the Licensee, transfers of stock of the Licensee and certain other maters relating to the Licensee.

                  D. Isko, directly or indirectly, owns the trade name "ISKO" (the "Isko Name") and ______ (the "Isko Logo", and together with the Isko Name, the "Isko Marks").

                  E. Cone, directly or indirectly, owns the trade name "CONE" (the "Cone Name") and the globe logo (the "Cone Logo", and together with the Cone Name, the "Cone Marks").

                  F. Each of Isko and Cone desires to license to the Licensee the Isko Marks and the Cone Marks, respectively, for use on the denim fabrics to be sold to LSE (the "Products"), and the Licensee desires to accept such licenses, all upon the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  Section 1. Definitions. Capitalized terms used in this Agreement without definition shall have the respective meanings given in the Joint Venture Agreement.



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                  Section 2. Grant. Subject to the terms and conditions of this agreement, (i) Isko grants to the Licensee a non-exclusive, non-assignable right, for the term of this Agreement, to use the Isko Logo and the Isko Name solely for use as composite "ISKONE" and solely in connection with the Project, and (ii) Cone grants to the Licensee a non-exclusive, non-assignable right, for the term of this Agreement, to use the Cone Logo and the Cone Name solely for use as composite "ISKONE" and solely in connection with the Project.

                  Section 3. Restriction, Ownership of the Marks. Except as otherwise expressly provided herein, the Licensee shall not grant, assign, convey or transfer any of its rights or obligations hereunder in any circumstances, and any purported sublicense, assignment or other transfer shall be void. The Licensee acknowledges and agrees that the Isko Marks and the Cone Marks, and all variations and deviations thereof, are owned exclusively by Isko and Cone, respectively, and remain their respective exclusive property. The Licensee shall acquire no right, title or interest in any Isko Mark or in any Cone Mark, other than the specific licenses to use the Isko Marks and the Cone Marks in the manner expressly permitted by this Agreement.

                  Section 4. Conditions. The specific licenses permitted by this Agreement are granted upon the following conditions, and the Licensee's failure to observe any of the following conditions shall be a breach of this Agreement:

                  (i) All uses of the Isko Marks and the Cone Marks shall faithfully reproduce their respective designs and appearances, as modified by Isko or Cone, as the case may be, from time to time in its sole discretion. (Each of Isko and Cone agrees to give the Licensee 90 days prior written notice of any such modification.)

                  (ii) All uses of the Isko Marks and the Cone Marks shall include, wherever practicable, any notice that Isko or Cone deems advisable or as required by applicable law.

                  (iii) Except as expressly herein provided or agreed upon by the parties, the Isko Marks and the Cone Marks shall not be used as part of or in juxtaposition or conjunction with any other names or marks and the parties shall not use identical or confusingly similar trademarks, service marks, trade names and designs.

                  (iv) All Products and other material bearing any Isko Mark or Cone Mark shall be in strict conformity with the specifications of Isko and Cone, respectively, as modified by Isko or Cone, as the case may be, from time to time in its sole discretion. (Each of Isko and Cone agrees to give the Licensee 90 days prior written notice of any change in such specifications.)



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                  Section 5. Quality Control. (a) In order to assure that all
Products and the Licensee's use of the licenses granted by this Agreement meet the specifications and other applicable requirements of Cone, Cone shall have the right, on reasonable notice, to visit and inspect the facilities of Isko and Isko's inventories of JV Products and of ingredients and materials. Isko further agrees to provide, at its own expense, such reasonable samples of JV Products, ingredients and materials as Cone may require from time to time for purposes of inspection and testing.

                  (b) If Cone determines, after such tests or inspections, that any JV Product, material or ingredient does not meet the specifications or applicable requirements established from time to time by Cone, Cone shall give Isko written notice describing the deficiencies with reasonable particularity. If Isko fails to correct all such deficiencies to Cone's reasonable satisfaction within 15 days after notice is given, Cone may, in its discretion, terminate this Agreement.

                  Section 6. Infringements (a) If any action or proceeding is commenced alleging that the Licensee's use of the Isko Marks or the Cone Marks pursuant to the terms of this Agreement infringe the proprietary rights of any Person, the party served shall give the other parties immediate verbal notice thereof, followed by written notice, stating full particulars, within 15 days after service of the citation or summons. Each of Isko and Cone shall be obligated to defend the Licensee against such allegations relating to the Isko Marks and the Cone Marks, respectively, and shall hold the Licensee harmless from and against all liability for such infringements.

                  (b) The Licensee shall notify Isko and Cone of any infringement, limitation or other use of the Isko Marks and the Cone Marks by any Person which comes to the Licensee's attention. Each of Isko and Cone shall have the right to decide whether or not to commence any such action or proceeding concerning such infringement relating to the Isko Marks and the Cone Marks, respectively. If Isko or Cone elects to commence any action or proceeding, the Licensee shall provide whatever cooperation and assistance Isko or Cone, as the case may be, may reasonably require in its investigation and prosecution.

                  Section 7. Termination. (a) This Agreement may be terminated
(i) at any time by mutual written agreement of the parties, (ii) in the event the Joint Venture Agreement is terminated pursuant to the terms thereof, upon notice by either Isko or Cone to the other parties, (iii) at any time pursuant to Section 5(b), (iv) in the event Isko, together with its Permitted Transferees, owns less than 49% of outstanding JV Stock, and upon notice by Isko to Cone and the Licensee of Isko's desire to terminate this Agreement, or (v) in the event Cone, together with its Permitted Transferees, owns less than 51% of outstanding JV Stock, and upon notice by Cone to Isko and the Licensee of Cone's desire to terminate this Agreement.

                  (b) Upon any termination of this Agreement in whole or in part, the parties shall (i) remove from their premises, within a reasonable period, all signs bearing the others', and discontinue all use of such or any identical or confusingly similar



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trademarks, service marks, trade names or designs, and (ii) return or destroy, as Isko or Cone may instruct, all products, materials, signs and other tangible things of every kind that bear the Isko Marks or the Cone Marks, as the case may be.

                  (c) The provisions of Section 8 (b) shall survive any termination of this Agreement.

                  Section 8. Governing Law; Arbitration. (a) This Agreement shall be governed by and construed in accordance with the laws of Turkey, without giving effect to the conflict of law rules thereof.

                  (b) Any and all disputes, controversies and claims arising out of, involving, or relating to the Agreement shall be referred to, settled and finally resolved exclusively by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with such rules. Cone and Isko shall each appoint one arbitrator and a third arbitrator will be appointed by the two arbitrators appointed by the parties. The place of the arbitration shall be Zurich, Switzerland. The language to be used in the arbitral proceedings shall be English.

                  Section 9. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed validly given upon personal delivery of one day after being sent by telecopy or overnight courier service, (i) if to Isko at:
Isko Dokuma Isletmeleri Sanayi ve Ticaret A.S., Organize Sanayi Bolgesi, 3. Cadde 16425, Inegol/BURSA, telecopy: +90-224-714-8016, with copy to Cone, (ii) if to Cone at: c/o Cone Mills Corporation 804 Green Valley Road, Greensboro, North Carolina 27408, attention: General Counsel, telecopy: 336-379-6972, with copy to Isko and (iii) if to the Licensee at: Organize Sanayi Bolgesi, 3. Cadde 16425, Inegol/BURSA, telecopy: +90-224-714-8016, with copies to Cone and Isko; or at such other address or the telecopy number as Isko, Cone or the Licensee may designate by notice to the other parties.

                  Section 10. Miscellaneous. (a) Except as otherwise specifically provided in this Agreement, each party hereto shall pay all its own costs and expenses incident to this Agreement and the transactions contemplated hereby, including legal and accounting fees and disbursements.

                  (b) If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.



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                  (c) Nothing in this Agreement will be construed as giving any
Person, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

                  (d) This Agreement has been concluded in the English language and in the event of any inconsistency between the original English version and any translation, such English version shall govern.

                  (e) Neither this Agreement nor any term hereof may be amended, changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against which enforcement or such amendment, change, waiver, discharge or termination is sought. This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto.

                  (f) This Agreement and the other documents delivered pursuant hereto constitute the entire agreement of the parties relating to the subject matter hereof and supersede any and all prior agreements, arrangements and understandings relating thereto.

                  (g) The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  (h) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute on and the same instrument.

                  (i) Neither this Agreement or any transaction contemplated hereby shall create the relationship of partners, joint venturers or principal and agent among the parties hereto, except as expressly provided herein or therein. None of the parties hereto have any authority to represent or bind the other parties in any manner whatsoever, except as agreed in writing by the parties.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date first above written.


                                      ISKO DOKUMA ISLETMELERI SANAYI
                                        VE TICARET A.S.


                                      By /s/Zekeriye Konukoglu
                                      Name: Zekeriye Konukoglu
                                      Title:


                                      CONE MILLS CORPORATION


                                      By /s/ Neil W. Koonce
                                      Name: Neil W. Koonce
                                      Title: Vice President


                                      ISKONE DENIM PAZARLAMA A.S.


                                      By /s/ Oguzhan Gurdogan
                                      Name: Oguzhan Gurdogan
                                      Title: Dept Vice President


                                      By /s/ Ibrahim Halil Erpamukeu
                                      Name: Ibrahim Halil Erpamukeu
                                      Title:


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